EXHIBIT 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-150965, 333-147614, 333-134814, 333-73039, 333-84071, 333-31676, 333-33118, and 333-113913 on Form S-3 and Registration Statements Nos. 333-155431, 333-141615, 333-126345, 333-92259, and 333-57890 on Form S-8 of our report dated March 3, 2011, relating to the consolidated financial statements of DUSA Pharmaceuticals, Inc., appearing in this Annual Report on Form 10-K of DUSA Pharmaceuticals, Inc. for the year ended December 31, 2010.

/s/  Deloitte & Touche LLP

Boston, Massachusetts
March 3, 2011